UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 21, 2012

Hines Global REIT, Inc.
__________________________________
Exact name of registrant as specified in its charter)

Maryland	000-53964	26-3999995
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

On December 21, 2012, Hines Global REIT, Inc. (the "Company") filed a Current Report on Form 8-K (the "Initial Report") to disclose January 2013 distributions and amendments to the Company's Distribution Reinvestment Plan and Share Redemption Program. In the Initial Report, the Company inadvertently disclosed an incorrect distribution rate per share per day for the month of January 2013. The distribution rate described below under Item 8.01 is the correct distribution rate per share per day for the month of January 2013. This amendment to the Initial Report hereby amends and restates the disclosure contained in the Initial Report.

Item 8.01 Other Items

January 2013 Distributions

With the authorization of our board of directors we have declared distributions for the month of January 2013. These distributions will be calculated based on stockholders of record each day for the month of January 2013 in an amount equal to $0.0017808 per share, per day. The distributions for the month of January 2013 will be paid on February 1, 2013. All distributions will be paid in cash or reinvested in stock for those participating in our distribution reinvestment plan.

The use of "we," "our," "us" or similar pronouns in this current report on Form 8-K refers to Hines Global REIT, Inc.

Amendments to the Distribution Reinvestment Plan and Share Redemption Program

As previously disclosed, on June 26, 2012, we filed a registration statement on Form S-11 with the SEC for a follow-on public offering of up to $3,500,000,000 in shares of common stock, which we refer to as the follow-on offering. In connection with the anticipated commencement of our follow-on offering in February 2013, on December 6, 2012, our board of directors approved an amended and restated distribution reinvestment plan and an amended and restated share redemption program, which will replace our current distribution reinvestment plan and our current share redemption program, respectively, effective as of February 2, 2013. The amendments to our distribution reinvestment plan and our share redemption program are described below. Our current distribution reinvestment plan and our current share redemption program will continue in effect through February 1, 2013, such that any distributions reinvested and any shares redeemed on or prior to February 1, 2013 will be reinvested and redeemed, respectively, pursuant to our current distribution reinvestment plan and our current share redemption program.

Distribution Reinvestment Plan

Effective February 2, 2013, our distribution reinvestment plan will be amended and restated to reflect that the price at which distributions initially will be reinvested pursuant to the plan will equal 95% of the then-current offering price of shares in our primary offering. Accordingly, if the offering price of our primary shares changes, the price for shares issued pursuant to our distribution reinvestment plan will automatically be adjusted to equal 95% of such new offering price. In the event that we are not engaged in a public offering of our primary shares, then the price at which distributions will be reinvested pursuant to the plan will equal 95% of the offering price of primary shares in our most recently-completed public offering of primary shares, until such time at or after the completion of the public offering as our board of directors determines and we publicly disclose in a filing with the SEC an estimate of the value of our common shares. Thereafter, the purchase price per share under our distribution reinvestment plan will be the most recently disclosed estimated per share value of our common shares.

Share Redemption Program

Effective February 2, 2013, our share redemption program will be amended and restated to reflect a new formula to determine the price at which shares may be redeemed under the program. Under the amended and restated program, shares that are redeemed will be redeemed at the following prices, unless such shares are redeemed in connection with the death or disability of a stockholder, as described below: (i) the lower of 92.5% of the then-current offering price or 92.5% of the price paid to acquire the shares from us for stockholders who have held their shares continuously for at least one year; (ii) the lower of 95.0% of the then-current offering price or 95.0% of the price paid to acquire the shares from us for stockholders who have held their shares continuously for at least two years; (iii) the lower of 97.5% of the then-current offering price or 97.5% of the price paid to acquire the shares from us for stockholders who have held their shares continuously for at least three years; and (iv) the lower of 100% of the then-current offering price or 100% of the price paid to acquire the shares from us for stockholders who have held their shares continuously for at least four years; provided that in each case, the redemption price will be adjusted for any stock dividends, combinations, splits, recapitalizations or similar actions with respect to our common stock. In addition, our board of directors, in its sole discretion, may determine at any time to amend the share redemption program to redeem shares at a price that is higher or lower than the price paid for the shares by the redeeming stockholder. Any such price modification may be arbitrarily determined by our board of directors, or may be determined on a different basis, including but not limited to a price equal to an estimated value per share or the then-current net asset value per share, as calculated in accordance with policies and procedures developed by our board of directors.

In the event a stockholder is having all his shares redeemed, we may waive the one-year holding requirement for shares purchased under our distribution reinvestment plan. In addition, we may waive the one-year holding requirement in the event of a stockholder's bankruptcy. If we determine to waive the one-year holding requirement in these circumstances, then, for purposes of determining the applicable redemption price, the stockholder will be deemed to have held his shares for one year. In the event of the death or disability of the holder, upon request, we will waive the one-year holding requirement. Except as noted below, shares that are redeemed in connection with the death or disability of a stockholder will be redeemed at a purchase price equal to the price paid to acquire such shares from us; provided, that, the redemption price cannot exceed the then-current offering price and, as described below, the redemption price will be reduced as necessary to equal the then-current offering price. For purposes of the one-year holding period, limited partners of the Operating Partnership who exchange their OP Units for shares of our common stock (and any persons to whom they transfer such stock to) shall be deemed to have owned those shares of our common stock as of the date the related OP Units were issued.

During the period of any public offering, the repurchase price will be equal to or less than the price of the shares offered in the relevant offering. If we are engaged in a public offering and the redemption price calculated in accordance with the guidelines set forth above would result in a price that is higher than the then-current public offering price of our common shares, then the redemption price will be reduced and will be equal to the then-current offering price of our common shares.

This current report on Form 8-K serves as the 30-day written notification of an amendment per the terms of our share redemption program.

Statements in this current report on Form 8-K, including intentions, beliefs, expectations or projections relating to items such as the processing of redemptions and the payment of distributions are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include the risks associated with the limitations on the Company's share redemption program, the Company's ability to maintain the payment of distributions and other risks described in the “Risk Factors” section of the our Annual Report on Form 10-K/A for the year ended December 31, 2011 and our other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT, Inc.

December 21, 2012	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer